Exhibit 107.1
Calculation of Filing Fee Tables
Form S-3
(Form Type)

AMERICAN WATER WORKS COMPANY, INC.
AMERICAN WATER CAPITAL CORP.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	American Water Works Company, Inc. Common Stock, $0.01 par value	Rule 457(r)	(1)				$0.00
	Equity	American Water Works Company, Inc. Preferred Stock	Rule 457(r)	(1)				$0.00
	Debt	American Water Capital Corp. Debt Securities	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Support Agreement	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Depository Shares	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Stock Purchase Contracts	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Stock Purchase Units	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Subscription Rights	Rule 457(r)	(1)				$0.00
	Other	American Water Works Company, Inc. Warrants	Rule 457(r)	(1)				$0.00
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		(1)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							$0.00 (2)

(1)    An unspecified aggregate initial offering amount or number of the securities of each identified class is being registered as may from time to time be offered by American Water Works Company, Inc. and American Water Capital Corp. or sold by selling securityholders, if and as allowed, at unspecified prices, along with an indeterminate amount or number of securities that may be issued upon exercise, settlement, exchange or conversion of securities offered hereunder.

(2)    In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrants are deferring payment of the registration fee in connection with such securities offered hereby, and the registrants will pay “pay‑as‑you‑go registration fees” in accordance with Rules 456(b) and 457(r) under the Securities Act with respect to those securities.